GLOBAL MARINE INC. AND SUBSIDIARIES
                           as of January 31, 1999


                                         STATE OR OTHER     PERCENT OF VOTING
                                         JURISDICTION OF    STOCK OWNED BY
NAME OF COMPANY                          INCORPORATION      IMMEDIATE PARENT

Global Marine Inc.                       Delaware                   -
  Applied Drilling Technology Inc.       Texas                     100%
  Arctic Systems Ltd.                    Canada                    100%
  Campeche Drilling Services Inc.        Delaware                  100%
  Challenger Minerals Inc.               California                100%
  Global Marine Arctic Ltd.              Canada                    100%
  Global Marine Drilling Company         California                100%
    Global Marine Caribbean, Inc.        California                100%
    Global Marine Development Inc.       California                100%
    Global Marine do Brasil
      Perfuracoes Ltda.                  Brazil                     50% (1)
    Global Marine Leasing Corporation    Bahamas                   100%
      Global Marine C. R. Luigs
        Limited                          England                   100%
  Global Marine Baltic Inc.              Delaware                  100%
    Global Marine International
      Drilling Corporation               Bahamas                   85.1% (2)
      Global Marine B.V.                 The Netherlands           100%
        Global Marine Norway AS          Norway                    100%
        Glomar International (Canada)    Nova Scotia               100%
           Drilling Company
      Global Marine North Sea Limited    Bahamas                   100%
      Global Marine Overseas Limited     Bahamas                   100%
        Global Marine West Africa        Bahamas                   100%
          Drilling Company Limited
      Global Marine South America LLC    Delaware                  100%
      Global Marine U.K. Limited         Scotland                  100%
      Global Offshore Drilling Limited   Nigeria                    60%
      Glomar International S.A.R.L.      France                    100%
  Global Marine Capital
    Investments Inc.                     Delaware                  100%
    Global Marine Beaufort Sea Inc.      Delaware                  100%
  Global Marine Corporate Services Inc.  California                100%
  Global Marine de Venezuela Inc.        Delaware                  100%
  Global Marine Drilling
    (Malaysia) Sdn. Bhd.                 Malaysia                  100%
  Global Marine Integrated Services -
    International Inc.                   Delaware                  100%
  Intermarine Services Inc.              Texas                     100%
  Marican Offshore Drilling
    Services, Inc.                       Canada                    100%
  Turnkey Ventures de Mexico Inc.        Delaware                  100%

___________________________

(1) The remaining 50% of the voting stock is owned directly by Global Marine
    Inc.
(2) The remaining 14.9% of the voting stock is owned by Global Marine Drilling Company.